                                                                    Exhibit 99.1


                          INTERIM AMENDED AND RESTATED
                         ADVERTISING SERVICES AGREEMENT

                  This ADVERTISING SERVICES AGREEMENT (this "Agreement"), effective as of November 1, 1999 (the "Effective Date"), by and between DoubleClick Inc., a Delaware corporation ("DoubleClick"), AltaVista Company, a Delaware corporation (as successor to Compaq Computer Corporation) and AV Internet Solutions Ltd., an Irish corporation (AV Internet Solutions Ltd., AltaVista Company, and the direct and indirect subsidiaries of AltaVista Company, "AltaVista").

                  WHEREAS, DoubleClick and Compaq Computer Corporation entered into an Advertising Services Agreement as of January 1, 1999 (the "Existing Agreement");

                  WHEREAS, AltaVista is the successor in interest to Compaq Computer Corporation's rights and obligations under the Existing Agreement;

                  WHEREAS, DoubleClick and AltaVista desire that the Existing Agreement be suspended and that this Agreement apply instead but only for the duration of the period from January 1, 2000 until December 31, 2000 (except for Section 4.2 and 4.4, which shall apply from the Effective Date until December 31, 2000), after which this Agreement shall cease to have effect and the Existing Agreement shall again apply;

                  WHEREAS, subject to Section 11.8, AltaVista intends to form an internal sales force to solicit advertising for the Web Site; and

                  WHEREAS, in furtherance of the objectives set forth above, the parties hereto desire to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, DoubleClick and AltaVista, intending to be legally bound, hereby agree as follows:

                  As of the Effective Date Sections 4.2 and 4.4 of the Existing Agreement are deleted in their entirety and replaced with the Sections numbered
4.2 and 4.4 below.

                  As of January 1, 2000 the parties hereby agree that the Existing Agreement is amended and restated in its entirety as set forth in this Agreement.

                  The parties agree that on January 1, 2001, the Existing Agreement shall again apply and that apart from any obligations that survive pursuant to Section 5.5(b) of this Agreement, this Agreement shall no longer be of any effect on January 1, 2001.

                  The parties further agree that DoubleClick may delegate its obligations under this Agreement outside the United States to the Affiliates and joint venture entities listed on Exhibit H, and to any other Affiliate or joint venture entity that has been approved by AltaVista, which approval shall not be unreasonably withheld.

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

         (a) "Ad Sales Service" shall mean the services provided by DoubleClick on behalf of AltaVista in relation to the Web Site pursuant to Article III.

         (b) "Advertiser" shall mean a Person who provides material, whether directly or through its advertising agency, to promote itself, its brands or the products or services that it offers.

         (c) "Advertiser Contract" shall mean any contract with an Advertiser relating to the sale of Advertising.

         (d) "Advertising" or "Advertisement" shall mean any material (including any graphical or textual element) provided by or on behalf of an Advertiser that promotes a brand or products or services and which falls within one of the following categories: (i) it is on the rate card for Advertising, (ii) it is intended to be on the rate card for Advertising, or (iii) it is or could be rotated between several different Advertisers without changing the nature of the content or service on the Page where the advertising material appears. (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (e) "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

         (f) "Agreement" shall mean this Agreement and the schedules, exhibits and addenda attached hereto as the same may be amended, supplemented or modified in accordance with the terms hereof.

         (g) "Average Combined Pricing" shall have the meaning set forth in
Section 4.4 of this Agreement.

         (h) "Average DART Only Fee" shall have the meaning set forth in Section
4.4 of this Agreement.

         (i) "Badge" shall mean a graphical element in a fixed location on a Page designed for the delivery of Advertising that is, as of the Effective Date, (***), or the equivalent or smaller sizes, and shall, in all cases, include all natural evolutions thereof. A current sample of a Badge is attached hereto as Exhibit A.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.


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         (j) "Bad Debt" shall mean receivables for billed Net Revenues in which collection has not been made and, in accordance with criteria set by AltaVista, is deemed uncollectable. In no event shall a receivable that is less than One Hundred and Twenty (120) days past due be deemed uncollectable.

         (k) "Banner" shall mean a graphical element in a fixed location on a Page designed for the delivery of Advertising that is, as of the Effective Date, (***), and shall include all natural evolutions thereof. A current sample of a Banner is attached hereto as Exhibit A.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (l) "Barter" shall mean the exchange or trade of any unsold inventory on the Web Site for non-monetary consideration.

         (m) "Beyond-the-Banner Arrangements" shall mean any arrangement, as now existing or hereafter developed, for material provided by or on behalf of an Advertiser that promotes a brand or products or services and is provided for delivery to Users on a Page or Pages but does not constitute a Standard Ad Unit. "Beyond-the-Banner Arrangements" include, but are not limited to, the following:
(i) ad units hereafter developed other than the Standard Ad Units (whether or not such newly-developed ad unit requires integration with the content on the Web Site); (ii) Pages on the Web Site that are customized so that they include co-branding with, or sponsorship by, the Advertiser during the course of the arrangements; and (iii) Pages on the Web Site that feature content created or licensed from the Advertiser or another third party specifically for the advertising campaign in question. Advertising campaigns may include both Beyond-the-Banner Arrangements and Standard Ad Units.

         (n) "Button" shall mean a graphical element in a fixed location on a Page designed for the delivery of Advertising that is, as of the Effective Date, (***), and shall include all natural evolutions thereof. A current sample of a Button is attached hereto as Exhibit A.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (o) "Centralized Internet Ad Company" shall mean any company that is primarily engaged in the business of targeting, measuring and delivering Advertising on the Internet via a network of web sites all linked to the company's computers.

         (p) "Comparable Customer" shall have the meaning set forth in Section
4.4 to this Agreement.

         (q) "AltaVista" shall have the meaning set forth in the preamble to this Agreement.

         (r) "AltaVista Indemnitee" shall have the meaning set forth in Section
7.2 to this Agreement.


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         (s) "Confidential Information" shall have the meaning set forth in
Section 10.1 to this Agreement.

         (t) "Content Zone" shall mean either (i) any section of the Web Site existing as of the date of this Agreement that contains editorial content, whether such content is developed by AltaVista or licensed from a third party, provided that the Standard Ad Units in such section had been sold by DoubleClick prior to the Effective Date of this Agreement, or (ii) any currently existing section of the Web Site that offers services to Users (e.g., translation and e-mail services) other than services that would be offered on a Home Page, Search Results Page or Directory Page.

         (u) "Content Zone Page" shall mean any Page within a Content Zone. For purposes of this Agreement, any Page that has attributes of a Content Zone Page shall be deemed a "Content Zone Page", even if it also has attributes of a Directory Page. However, any Page that has the attributes of a Content Zone Page and also of a Home Page and/or Search Results Page shall be deemed to be a "Home Page" or "Search Results Page" only, and shall in no event be deemed a "Content Zone Page."

         (v) "DART Service" shall mean a service provided by DoubleClick to Web site publishers for the targeted and measured delivery of Advertising through the System from DoubleClick's servers to specified Web sites based on criteria selected by Advertisers.

         (w) "Directory Page" shall mean any Page that contains a comprehensive directory of Web sites, whether existing on the Web Site as of the date of this Agreement or developed in the future. Any Page that has the attributes of a Directory Page and of a Home Page, Search Results Page and/or Content Zone Page shall be defined in accordance with the definitions of "Home Page", "Search Results Page" and "Content Zone Page", and shall in no event be deemed a "Directory Page."

         (x) "DoubleClick" shall have the meaning set forth in the recitals to this Agreement.

         (y) "DoubleClick Competitor" shall mean any Person that is (i) primarily engaged in the business of third party online advertising sales, delivery, or tracking or otherwise engaged in third party online advertising technology or services and/or (ii) listed in Exhibit F attached hereto; provided, however, that a Person shall be deemed a "DoubleClick Competitor" if it owns a division, business unit or similar entity that is primarily engaged in the business of third party online advertising sales, delivery, or tracking or otherwise engaged in third party online advertising technology or services.

         (z) "DoubleClick Represented Pages" shall mean any Pages for which DoubleClick may sell Advertising pursuant to the terms of this Agreement.

         (aa) "DoubleClick Indemnitee" shall have the meaning set forth in
Section 7.1 to this Agreement.

         (bb) "Effective Date" shall have the meaning set forth in the preamble to this Agreement.


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         (cc) "Existing Agreement" shall have the meaning set forth in the recitals to this Agreement.

         (dd) "Existing Orders" shall have the meaning set forth in Section 3.8(e) to this Agreement.

         (ee) "Home Page" shall mean the Page initially presented to the User when accessing the primarily advertised Web Site URL. For the purposes of this Agreement, any Page that has the attributes of a Home Page shall be deemed to be the "Home Page," even if it also has attributes of any of the following: a Search Results Page, Content Zone Page and/or Directory Page.

         (ff) "HTML Modifications" shall have the meaning set forth in Section
3.7 to this Agreement.

         (gg) "Impression" shall mean each occurrence of Advertising on a Page resulting from a User accessing or visiting such Page.

         (hh) "Indemnitee" shall have the meaning set forth in Section 7.3 to this Agreement.

         (ii) "Indemnitor" shall have the meaning set forth in Section 7.3 to this Agreement.

         (jj) "International Ads" shall mean Advertising offered to Non-U.S. Advertisers.

         (kk) "Local Ads" shall mean Advertising offered to U.S. Advertisers to target Users who are located in any of five or fewer U.S. states specified by such U.S. Advertiser.

         (ll) "National Ads" shall mean Advertising offered to U.S. Advertisers to target Users who are located in any of six or more U.S. states specified by such U.S. Advertisers.

         (mm) "Net Payable" shall have the meaning set forth in Section 4.6 of this Agreement.

         (nn) "Net Revenue" shall mean the gross billings invoiced by DoubleClick to Advertisers less rate card and volume discounts, rebates, make-goods and third party agency commissions.

         (oo) "New Inventory" shall have the meaning set forth in Section 3.5 to this Agreement.

         (pp) "New Inventory Addendum" shall mean the addendum, to be signed by both AltaVista and DoubleClick, that will confirm the New Inventory that will be subject to this Agreement and the specific arrangements for such New Inventory.


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

         (qq) "New Web Site Area" shall have the meaning set forth in Section
3.5 to this Agreement.

         (rr) "Non-U.S. Advertiser" shall mean an Advertiser for which the primary sales contact with respect to a given Advertising campaign is based in Advertiser's offices outside of the United States; provided, however, that if an Advertiser is represented by an advertising agency, the primary sales contact shall be deemed to be the agency's primary contact in the Advertiser's organization.

         (ss) "Page" shall mean a page on the Web Site that is linked to the DART Service.

         (tt) "Paid Advertising" or "Paid Advertisement" shall mean (i) Advertising which is paid for by an Advertiser; (ii) Advertising that is provided to an Advertiser free of charge as a component of a Paid Advertising campaign; and (iii) Advertising provided as a make-good to an Advertiser so long as DoubleClick shall not receive credit more than once for such make-good.

         (uu) "Permitted Designees" shall mean any designee of AltaVista provided that such Person is not a DoubleClick Competitor.

         (vv) "Person" shall mean any individual, firm, corporation, partnership, trust, association, joint venture, company or other entity, or any government authority.

         (ww) "Sales Policies" shall have the meaning set forth in Section 3.10 to this Agreement.

         (xx) "Search Results Page" shall mean the Page on any section of the Web Site on which the results of a keyword search powered by the AltaVista search engine appear. For the purposes of this Agreement, any Page that has the attributes of a Search Results Page shall be deemed to be a "Search Results Page" only, even if it also has attributes of any of the following: Content Zone Page or Directory Page. However, any Page that has the attributes of both a Search Results Page and Home Page shall be deemed a "Home Page" only, and shall in no event be deemed a Search Results Page.

         (yy) "Services" shall mean, collectively, the DART Service, the Ad Sales Service, and any other service provided by DoubleClick to AltaVista under this Agreement.

         (zz) "Standard Ad Unit" shall mean a Banner, Badge, Button, Toolbox or Text Link.

         (aaa) "Strategic Advertiser" shall mean any Person that enters into a Strategic Advertising Arrangement.

         (bbb) "Strategic Advertising Arrangement" shall have the meaning set forth in Section 3.3 to this Agreement.


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

         (ccc) "System" shall mean DoubleClick's proprietary DART software technology.

         (ddd) "Term" shall have the meaning set forth in Section 5.1 to this Agreement.

         (eee) "Text Link" shall mean a hypertext link in a fixed location on a Page designed for the delivery of Advertising that is, as of the Effective Date, a 1x1 pixel tracking gif (no more than two lines of text, no more than 20 characters per line), and shall include all natural evolutions thereof. A current sample of a Text Link is attached hereto as Exhibit A.

         (fff) "Toolbox" shall mean a graphical element in a fixed location on a Page designed for the delivery of Advertising that is, as of the Effective Date, (***), and shall include all natural evolutions thereof. A current sample of a Toolbox is attached hereto as Exhibit E.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (ggg) "Top Three" shall have the meaning set forth in Section 5.4 to this Agreement.

         (hhh) "Trademark Use Guidelines" shall have the meaning set forth in
Section 8.1 to this Agreement.

         (iii) "Unpaid Advertising" or "Unpaid Advertisement" shall mean any Advertisement that is not a Paid Advertisement. Examples of "Unpaid Advertising" include (i) Advertisements that promote AltaVista, the Web Site, or their respective products and services, and (ii) Advertisements Bartered by AltaVista pursuant to Section 3.6.

         (jjj) "U.S. Advertiser" shall mean an Advertiser for which the primary sales contact with respect to a given Advertising campaign is based in Advertiser's offices in the United States; provided, however, that if an Advertiser is represented by an advertising agency, the primary sales contact shall be deemed to be the agency's primary contact in the Advertiser's organization.

         (kkk) "User" shall mean any Person that accesses the Web Site.

         (lll) "Web Site" shall mean (a) the AltaVista Web site currently located at the URL http://www.altavista.com/ and (b) all other Web sites now or hereafter owned or controlled by AltaVista (but only for so long as such Web sites are owned or controlled by AltaVista), and all pages contained within each of those Web sites hosted anywhere in the world. For purposes of this definition, a Web site shall be deemed owned or controlled by AltaVista if AltaVista owns, directly or indirectly, more than 50% of the Person that owns the Web site. If, during the Term, AltaVista shall come to control additional web sites through acquisitions and such web sites are subject to agreements which existed prior to the acquisition and which prevent the inclusion of such web site in the arrangements set forth in this Agreement, then such web sites shall not constitute part of the "Web Site"; provided, however, that AltaVista shall use reasonable commercial efforts to have such web sites included in the arrangements set forth in


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this Agreement as soon as possible by either terminating the preexisting agreements or not renewing the preexisting agreements as they expire, as determined by AltaVista.

         (mmm) "Year 1" shall mean the period from the Effective Date until December 31, 1999.

         (nnn) "Year 2" shall mean the period from January 1, 2000 to December 31, 2000.

         (ooo) "Year 3" shall mean the period from January 1, 2001 through the termination of this Agreement.

         (ppp) "Year 2 Excluded Advertisers" shall have the meaning set forth in
Section 3.7 to this Agreement.

         (qqq) "Year 3 Excluded Advertisers" shall have the meaning set forth in
Section 3.7 to this Agreement.

         (rrr) "Acquisition Notice" shall have the meaning set forth in Section 3.1(a) to this Agreement.

         (sss) "Adjustment Commission" shall have the meaning set forth in
Section 3.3(e) to this Agreement.

         (ttt) "Advertising Communication" shall mean a discussion, meeting or other communication with an Advertiser concerning either a specific request for proposal, a specific proposal, or a specific purchase that includes Advertising. For purposes of this definition, "communication" shall include telephone calls, faxes, letters, and email messages.

         (uuu) "Aggregate Designated Keywords Impressions" shall mean the aggregate Designated Keyword Impressions for a given period of time sold by either DoubleClick or AltaVista.

         (vvv) "AltaVista Account" shall mean an Advertiser for whom AltaVista has the exclusive right to sell Advertising and where the primary sales contact with respect to the majority of the Advertiser's advertising budget (***); provided, however, that if an Advertiser is represented by an advertising agency, the primary sales contact shall be deemed to be the agency's primary contact in the Advertiser's organization.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (www) "Channel Report" shall have the meaning set forth in Section 3.9(b) to this Agreement.

         (xxx) "CMGI Company" shall have the meaning set forth in Section 3.3(b) to this Agreement.



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         (yyy) "CMGI Company Advertisement shall have the meaning set forth in
Section 3.1(b) to this Agreement.

         (zzz) "Designated Keywords" shall mean the 500 keywords listed in Exhibit G. Exhibit G shall be completed by DoubleClick and delivered to AltaVista on or before December 1, 1999.

         (aaaa) "Designated Keyword Impressions" shall mean the Impressions for Banners that are delivered on the Search Results Pages generated when a User has searched for any one of the Designated Keywords on any area or part of the Web Site (excluding searches when a Designated Keyword is combined with any other search term, typed incorrectly or is otherwise entered in a format that is not identical to the representation of the Designated Keyword in Exhibit G).

         (bbbb) "DMZ Ad Unit" shall mean a hybrid graphical plus hypertext Advertising element on a Search Results Page designed for the delivery of Advertising that is, as of the Effective Date, (***) packaged with three lines of text and all natural evolutions thereof. The DMZ Ad Unit is designed as a single ad unit for reporting and delivery purposes and does not support reporting at a sub-item level.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         (cccc) "DoubleClick Account" shall mean an Advertiser for whom DoubleClick has the exclusive right to sell Advertising.

         (dddd) "Engage" shall have the meaning set forth in Section 3.1(c) to this Agreement.

         (eeee) "Engage Arrangement" shall have the meaning set forth in Section 3.3(c).

         (ffff) "High Value Advertising" shall have the meaning set forth in
Section 4.7 to this Agreement.

         (gggg) "Red Report" shall have the meaning set forth in Section 3.9(b) to this Agreement.

         (hhhh) "User Profile" shall mean the set of known, assumed or inferred attributes about a particular User which is created by DoubleClick as a result of applying its proprietary statistical models or selection techniques to User information in its data alliance database.

         (iiii) "User Profile-Based Advertising" shall mean Advertising that is targeted to Users based on the User Profiles.

         (jjjj) "White Label Advertising" shall have the meaning set forth in
Section 3.1(c) to this Agreement.


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                                   ARTICLE II
                                  DART SERVICE

         2.1 DART Service.

             (a) Subject to the terms and conditions of this Agreement, DoubleClick hereby agrees to provide the DART Service to AltaVista for the Web Site during the Term. Except for static Advertising that is hard-coded into certain pages of the Web Site, all other Advertising placed on the Web Site by AltaVista or DoubleClick shall be delivered exclusively by DoubleClick through the DART Service. A description of the DART Service as of the date hereof is attached hereto as Exhibit B. AltaVista shall not use any other third party ad delivery service for the delivery of Advertising.

             (b) DoubleClick grants to AltaVista the non-exclusive and non-transferable (except as permitted pursuant to Section 11.8) right to access and use the DART Service, which AltaVista can access and use on DoubleClick's Web servers by means of a unique password issued by DoubleClick, and for the purposes of: (i) performing projections of Advertising Impression inventories that might be available through the DART Service, (ii) uploading and storing Advertising for delivery by DoubleClick through the DART Service, (iii) selecting trafficking criteria for the delivery of Advertising to Users through the DART Service, and (iv) receiving reports of Advertising Impressions and other data related to the delivery of Advertising by the DART Service.

         2.2 AltaVista's DART Service Obligations. AltaVista shall be responsible for soliciting Advertising, except to the extent such soliciting is conducted by DoubleClick on behalf of AltaVista pursuant to this Agreement. With respect to all Advertising sold by AltaVista that is delivered through the DART Service, AltaVista shall be responsible for trafficking Advertising (which shall include the input of Advertising into the System) and handling all inquiries of any type or nature. Trafficking of Advertising may be outsourced to DoubleClick at AltaVista's request and for additional fees (as set forth in Article IV below). With respect to all Advertising sold by AltaVista that is delivered through the DART Service, AltaVista shall obtain all necessary rights, licenses, consents, waivers and permissions from Advertisers and others to allow DoubleClick to store and deliver Advertising and otherwise operate the DART Service on AltaVista's behalf and on behalf of AltaVista's Advertisers, and to use any data provided to or collected by the System, and AltaVista agrees to comply with any further requirements of the ad insertion orders agreed with DoubleClick.

         2.3 DoubleClick's DART Service Obligations. DoubleClick's sole obligations in relation to the DART Service under this Agreement shall be (i) to make the System available to AltaVista, (ii) to deliver Advertising through the DART Service according to the trafficking criteria selected by AltaVista and AltaVista's Advertisers using the System and (iii) to provide training sessions explaining the proper use of the DART Service and the System.

         2.4 Proprietary Rights and Restrictions. DoubleClick is the exclusive supplier of the DART Service and the exclusive owner of all right, title and interest in and to the System, all software, databases and other aspects and technologies related to the System and DART Service, including the System, and any enhancements thereto. AltaVista shall not use the System or any


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data thereby provided except pursuant to the limited rights expressly granted in this Agreement. AltaVista shall use the System only in accordance with reference manuals to be supplied by DoubleClick and only in accordance with DoubleClick's standard security procedures, as posted on the DoubleClick Web site or otherwise provided to AltaVista. AltaVista has the sole and exclusive right to use all data derived by its use of the DART Service, for any purpose related to AltaVista's business with Advertisers, provided that DoubleClick may use and disclose the User data (other than personally-identifiable information) derived from AltaVista's use of the DART Service pursuant to this Agreement only (i) for DoubleClick's reporting purposes (consisting of the compilation of aggregated statistics about the DART Service (e.g., the aggregate number of ads delivered) that may subsequently be provided to customers, potential customers and disclosed to the general public; (ii) if required by court order, law, or governmental agency (including but not limited to, the Securities and Exchange Commission); and (iii) to the extent necessary to integrate operation and management of the Services for the Web Site within the operation and management of the DART Service by DoubleClick for all its customers and otherwise for the DoubleClick Network.

                                  ARTICLE III
                        ADVERTISING SALES REPRESENTATION

         3.1 AltaVista's Reservation of Rights.

             (a) After DoubleClick's appointment of its ten (10) DoubleClick Accounts in accordance with Section 3.2 below and subject to Section 3.3 below, AltaVista shall have the right (exercisable in AltaVista's sole discretion) to designate Advertisers as AltaVista Accounts in accordance with the following schedule (the dates specified are the "commencement dates" for each tranche of AltaVista Accounts): sixty (60) Advertisers may become AltaVista Accounts on January 1, 2000; thirty (30) additional Advertisers may become AltaVista Accounts on April 1, 2000; thirty (30) additional Advertisers may become AltaVista Accounts on July 1, 2000; and thirty (30) additional Advertisers may become AltaVista Accounts on October 1, 2000 (making an aggregate of 150 accounts on October 1, 2000). In each case AltaVista shall provide thirty (30) days prior written notice to DoubleClick of the Advertiser that AltaVista desires to designate an AltaVista Account (each an "Acquisition Notice"). After AltaVista has selected an Advertiser to be an AltaVista Account and delivered an Acquisition Notice to DoubleClick, AltaVista shall have the exclusive right to sell Advertising to such AltaVista Account from the applicable commencement date set forth in the schedule in this Section 3.1(a); provided, however, that if thirty (30) days from the date of DoubleClick's receipt of the Acquisition Notice has yet to expire at the applicable commencement date, that Advertiser shall not be deemed to be an AltaVista Account until the thirty (30) day notice period for the Acquisition Notice has expired. (***) The foregoing shall not apply to an Advertiser after the expiration of thirty days from the date of DoubleClick's receipt of an Acquisition Notice in respect of such Advertiser and thereafter as long as such Advertiser remains an AltaVista Account. (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (b) Subject to Section 3.3 below, AltaVista may also sell to CMGI Companies Advertising for the products or services of such CMGI Companies (each a "CMGI Company

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Advertisement"); provided that such sales shall conform to all the terms of this
Agreement, including without limitation, those with respect to delivery through DART.

             (c) Subject to Section 3.3 below, AltaVista may also enter into an arrangement with Engage Technologies, Inc. and its subsidiaries ("Engage") which shall allow Engage to sell "White Label Advertising" on the Web Site so long as the "White Label Advertising" is delivered through DART. "White Label Advertising" shall mean (i) Impressions for Banners that are untargeted and sold to Advertisers such that the Advertisers know that their advertising may appear on the Internet, but are unaware that the advertising will be specifically delivered on the Web Site and (ii) such Banners are preemptible by other Advertising that is sold on the Web Site (i.e., bulk inventory).

             (d) AltaVista retains the right to enter into Beyond-the-Banner Arrangements with Non-U.S. Advertisers. The parties agree that both parties shall be entitled to enter into Beyond-the Banner Arrangements with Non-U.S. Advertisers, provided that AltaVista may not enter into any Beyond-the-Banner Arrangements with the ten (10) DoubleClick Accounts designated by DoubleClick pursuant to Section 3.2 below and AltaVista may not appoint any third party as its representative for such Beyond-the-Banner Arrangements with Non-U.S. Advertisers.

         3.2 Scope of Ad Sales Representation. During the Term, subject to the limitations stated herein and AltaVista's retained rights to sell set forth in
Section 3.1 above, DoubleClick and its authorized representatives, licensees and assigns shall be AltaVista's sole and exclusive representative with respect to Advertising and shall have the exclusive right to enter into agreements for such Advertising on behalf of AltaVista. In addition, on or before November 26, 1999 DoubleClick shall designate (in its sole discretion) any ten (10) current Advertisers other than those that appear on Exhibit I, which Advertisers shall remain DoubleClick Accounts throughout the Term and which cannot be designated by AltaVista as AltaVista Accounts.

         3.3 Limitations on Advertising Sales by AltaVista.

             (a) AltaVista agrees that during the calendar year 2000, the Designated Keyword Impressions delivered in each month pursuant to sales made by AltaVista to the AltaVista Accounts shall not exceed the following maximum percentages of Aggregate Designated Keyword Impressions: (***) for each of (***); (***) for each of (***); (***) for each of (***); and (***) for each of
(***).

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (b) AltaVista also agrees that during calendar year 2000 and for each category of Advertising, the CMGI Company Advertisements (excluding those Advertisements sold to CMGI Companies that have also been selected by AltaVista as AltaVista Accounts) must in the aggregate represent (***) of the aggregate Impressions delivered during the month for that category of Advertising (aggregating Impressions for that category of Advertising sold by either DoubleClick or AltaVista). AltaVista may not sell Advertisements to CMGI Companies for the purpose of allowing such CMGI Companies to resell those Advertisements to a third party.

"CMGI Company" means any company which qualifies as an Affiliate (as defined in this Agreement) of CMGI, Inc. but excluding any DoubleClick Competitor. Categories of Advertising for purposes of this Section, shall be the categories used for pricing Advertising for Advertisers (e.g., each size of Banner shall be a separate category). In the event that AltaVista names CMGI Companies as AltaVista Accounts, those CMGI Companies shall not (a) resell Advertisements to any third party and (b) be a DoubleClick Competitor (provided that, for purposes of this Section 3.3(b) only, CMGI, Inc. shall not constitute a DoubleClick Competitor).

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (c) Subject to the limitations set forth in this Section 3.3(c), AltaVista may enter into an arrangement with Engage (the "Engage Arrangement") which shall allow Engage to sell White Label Advertising according to one of the two following structures:

                     (i) If the Engage Arrangement covers the entire Web Site, then the Engage Arrangement must conform to the limitations set forth below for all areas and parts of the Web Site:

Preemptible and Non-preemptible Scheme. As between (***) and in accordance with the terms of this Agreement, (***) shall have the exclusive right to sell all non-preemptible Advertising on the Web Site. However, (***) shall be entitled to sell preemptible Banners (i.e., bulk inventory). For the preemptible Banners, (a) the Banners with the highest CPM shall run on the Web Site and
(b) (***) may permit (***) to sell only (***) each month of all Impressions that are for Banners. It is understood that (***) may only sell (***) as preemptible Banners.

                     (ii) If the Engage Arrangement covers only pages in the Shopping.com Web site, then the Engage Arrangement shall allow (***) access to preemptible Banners on Shopping.com with any residual preemptible Banner inventory on Shopping.com after such (***) access being available for (***) to sell.

AltaVista shall provide to DoubleClick on January 1, 2000 a written notice of its decision to elect for one of the two Engage Arrangements described in (i) or
(ii) above.

AltaVista agrees that it may allow Engage to use only one third party sales agent in connection with Engage's rights hereunder; provided, however, that AltaVista's contract with Engage expressly limits Engage's rights to use third party sales agents to just one sales agent.

In all cases, AltaVista shall ensure that Engage delivers all Advertising through DART.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (d) DoubleClick may implement technical means through the DART Service to monitor and ensure compliance with Sections 3.3(a), (b) and (c) above.

             (e) Each quarter, DoubleClick shall audit the (i) Designated Keyword Impressions and CMGI Company Advertisements sold by AltaVista, (ii) the White Label Advertising sold by Engage and (iii) calculate what percentage such Designated Keyword Impressions represents of the Aggregate Designated Keyword Impressions for the same period, what percentage the CMGI Company Advertising represents of the aggregate Impressions for each category of Advertising for the same period and what percentage the White Label Advertising represents of the aggregate Impressions for Banners that are preemptible by other Advertising on the Web Site. DoubleClick shall promptly notify AltaVista of the results of this audit via an email report. The sales commissions and billing and collections fees set forth in Section 4.3 shall be applied to all Designated Keyword Impressions, CMGI Company Advertising and White Label Advertising that are in excess of the amount permitted within the applicable percentages for a particular quarter and in each case such amounts shall be calculated based on a deemed Net Revenues amount that is equal to the average price that DoubleClick and AltaVista sold the Designated Keyword Impressions, the Impression within the category of Advertising or White Label Advertising during the same period (the "Adjustment Commission"). DoubleClick shall be entitled to offset the amount of any Adjustment Commission against any payments otherwise due from DoubleClick to AltaVista under the terms of this Agreement. In addition to the above Adjustment Commission remedy, in the event that the Aggregate Designated Keyword Impressions sold by AltaVista exceeds the percentage permitted by Section 3.3(a) above, the percentage of CMGI Company Advertisements exceeds the percentage permitted by Section 3.3(b), or the percentage of White Label Advertising sold by Engage exceeds the percentage permitted by Section 3.3(c) above, the thresholds set forth in Sections 3.3(a), (b) and (c) above shall be reduced for the next subsequent quarter by the number of Impressions by which AltaVista exceeded the threshold in the prior quarter. In the last quarter of 2000, DoubleClick's remedy under this Section 3.3(e) shall be limited to the Adjustment Commission. In addition to the quarterly audit reports, DoubleClick shall provide to AltaVista monthly reports detailing similar information to be used for informational purposes only.

             (f) Designations of Advertisers as AltaVista Accounts once made may not be changed or exchanged for alternative Advertisers; provided, however, that of the AltaVista Accounts designated on (***), up to (***) of those Advertisers may be exchanged for alternative Advertisers (the "Returned Accounts") upon commencement of Year 3 of the Existing Agreement and the remaining AltaVista Accounts that have been designated by the end of calendar year 2000 shall constitute part of the Year 3 Excluded Advertisers for purposes of Year 3 and
Section 3.7(c) of the Existing Agreement when the Existing Agreement again comes into force on January 1, 2001. AltaVista must provide DoubleClick with at least thirty days written notice prior to December 31, 2000 of its desire to make an existing AltaVista Account a Returned Account. In addition, from the date that a Returned Account ceases to be an AltaVista Account, all Advertising sold by AltaVista to such Advertiser which has yet to be delivered shall be deemed to have been sold by DoubleClick and AltaVista shall pay to DoubleClick the commissions and fees required by Article IV below in respect of such Advertising (or DoubleClick may deduct such amount from payments otherwise due to AltaVista hereunder).

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (g) Except for DoubleClick and as set forth in Section 3.1(c), AltaVista shall not use or appoint any third party, (***), to sell any Advertising, Beyond-the-Banner Arrangements, Merchant Listings or any other material provided by or on behalf of an Advertiser that promotes a brand or products or services of that Advertiser.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         3.4 No Other Rights. Other than as set forth in this Article III, DoubleClick shall not have the right to place Advertising on the Web Site.

         3.5 New Web Site Areas. The parties recognize that AltaVista will regularly update the design and content and technology of the Web Site. As new content channels (zones) are added to the Web Site, and except as provided in
Section 3.1 above, DoubleClick shall be sole and exclusive representative with respect to such new Advertising and shall have the exclusive right to enter into agreements for such Advertising, in accordance with Section 3.2 above.

         3.6 Unsold Inventory. All unsold Advertising inventory may be Bartered by AltaVista, subject to the fees set forth in Article IV.

         3.7 AltaVista's Ad Sales Service Obligations.

             (a) AltaVista agrees to effect all necessary HTML programming with respect to the Web Site and Pages in accordance with the HTML modifications (the "HTML Modifications") designated by DoubleClick so as to enable DoubleClick to perform its obligations under this Agreement.

             (b) At all times during the Term, each Search Results Page and Directory Page shall include substantially the same number and type of Advertising as were included on the corresponding or most closely analogous Search Results Page or Directory Page prior to the Effective Date of this Agreement, as illustrated on Exhibit A.

             (c) AltaVista agrees that DoubleClick has no responsibility to review the contents of Pages or the Web Site.

             (d) (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (e) AltaVista acknowledges and agrees that all Advertising sold by DoubleClick under the Existing Agreement for delivery after the Effective Date shall be governed by the terms and conditions of this Agreement and AltaVista shall pay DoubleClick the DART Service fee, sales commission, billing and collections fees and other fees specified under Article IV of this Agreement for all such Advertising delivered after the Effective Date.

         3.8 Dedicated Sales Specialists. Until December 31, 2000, no fewer than (***) DoubleClick sales specialists, reasonably acceptable to AltaVista, shall be designated by DoubleClick as the Web Site's dedicated sales team. Promptly after the Effective Date, DoubleClick shall use commercially reasonable efforts to staff Web Site's dedicated sales team.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         3.9 DoubleClick's Ad Sales Service Obligations.

             (a) Use of Information. DoubleClick shall have the right to use for DoubleClick's own use or for use in connection with potential Advertisers on the Ad Sales Service, information concerning Pages, Impressions and Users accessing Pages obtained through the Service, provided DoubleClick does not reproduce any Pages without AltaVista's prior consent.

             (b) Reporting. In addition to the daily DART Service reports made available to AltaVista through DoubleClick's Web site (www.doubleclick.net), DoubleClick shall use commercially reasonable efforts to deliver to AltaVista within (***) following the end of the month the following reports: (i) a list of the Advertisers that have purchased Advertising through DoubleClick, together with a summary of the nature of the order (type of Advertising and Impressions) and revenue generated from such Advertiser; and (ii) a (***) of the Advertising scheduled to run on the Web Site. In addition, DoubleClick shall use commercially reasonable efforts to deliver to AltaVista within (***) following the end of the month the following reports: (i) monthly revenue by ad placement report ("Red Report") and (ii) summary report of gross revenue for the Web Site ("Channel Report"). During the Term, DoubleClick agrees also to provide AltaVista with such other reports as AltaVista may reasonably request; provided that DoubleClick shall not be required to provide reports that are, in DoubleClick's view, unduly burdensome to prepare. All reports and data provided by DoubleClick to AltaVista are subject to the confidentiality obligations set forth herein, and access to such reports and data online is subject to DoubleClick's customary security procedures.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (c) Restrictions. DoubleClick acknowledges that it shall abide by all reasonable restrictions placed on Advertisements on the Web Site by AltaVista, including restrictions arising from exclusivity and non-compete arrangements.

         3.10 Rate Card. During the Term of this Agreement, AltaVista, in consultation with DoubleClick, shall set the rate card for all Advertising sold by DoubleClick. The current rate card as of the Effective Date is attached hereto as Exhibit D. In addition, AltaVista, in consultation with DoubleClick, shall set the minimum and maximum term for Advertiser Contracts and such other Advertising sales policies and parameters for sales of Advertising on the Web Site as AltaVista may notify DoubleClick in writing from time to time, which policies and parameters shall include credit and collections policies applicable to Advertisers (collectively, the "Sales Policies"). The parties acknowledge and agree that both DoubleClick and AltaVista shall comply with the rate card and the Sales Policies. The parties acknowledge that the credit policies included in the Sales Policies are not applicable to Advertising sales made by DoubleClick on AltaVista's behalf prior to the date this Agreement was fully executed by the parties. Certain of the current Sales Policies are attached as Exhibit J.

         3.11 New Advertising. When new Advertising opportunities become available on the Web Site during the Term (through the launch of a new Web Site, content channel, page, Advertising unit or otherwise) DoubleClick's and AltaVista's rights to sell such Advertising shall be as set forth in this
Article III and both parties' rights to promote, market and sell such new Advertising opportunities shall commence at the same time. AltaVista shall provide DoubleClick with reasonable advance notice in writing of all new Advertising opportunities and shall not offer to sell any of the new Advertising until the date on which DoubleClick's rights to sell also commence.

         3.12 User Profile-Based Advertising. DoubleClick hereby agrees to sell User Profile-Based Advertising to Advertisers on the Web Site, subject to
Section 3.1.

                                   ARTICLE IV
                                  COMPENSATION

         4.1 Payments. During the Term of this Agreement, AltaVista shall pay to DoubleClick (i) a DART Services fee for all advertising delivered by DoubleClick to the Web Site, (ii) a sales commission based on the Net Revenues generated from all Advertising sold by DoubleClick on behalf of AltaVista, for all sales, customer support and other services (other than billing and collections services) that DoubleClick performs on behalf of AltaVista (which shall include Net Revenues from Advertising sold by DoubleClick to an Advertiser prior to the date on which AltaVista may commence sales of Advertising to that Advertiser in accordance with Section 3.1(a) above, including Advertising that will be delivered after the date on which AltaVista may commence sales of Advertising to the Advertiser) and (iii) a billing and collections fee for all billing and collections services performed by DoubleClick on behalf of AltaVista in relation to Advertising sold by DoubleClick, based on the Net Revenues generated from such Advertising.

         4.2 DART Services Fee.

             (a) Delivery of U.S. Ads. AltaVista shall pay the following DART fees for all Advertising that is delivered by DoubleClick from the Effective Date through December 31, 2000:

         (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

Volumes shall be determined by aggregating the total number of Impressions within a category on a worldwide basis.

             (b) Tracking and Trafficking Fees. In addition to one of the payments required by Section 4.2(a) above, AltaVista shall also pay the following fees to the extent that the following Services from DoubleClick are utilized during the Term:

             (i) (***)

             (ii) (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (c) Delivery of International Ads. DoubleClick may impose the following CPM premiums for International Ads:

         (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             (d) Pricing for Delivery of Ads Placed by AltaVista. The parties shall meet, commencing on December 1, 1999, to determine whether the DART fees specified in Section 4.2(a) to be in effect for Year 2 for the delivery of Advertising placed by AltaVista should be adjusted. The parties would also meet, commencing on December 1, 2000, to determine whether the DART fees in effect in Year 3 should be adjusted.

         (4.3) Ad Sales Commission and Billing/Collections Fees. AltaVista shall pay to DoubleClick (i) the sales commissions set forth below for all the Ad Sales Service, support, and other services (other than billing and collections services) that DoubleClick performs on behalf of AltaVista and (ii) the billing and collections fees set forth below for all billing and collections services performed by DoubleClick in relation to Advertising sold by DoubleClick on behalf of AltaVista, in each case based on the Net Revenues generated from all Advertising sold by DoubleClick on behalf of AltaVista (which shall include Net Revenues from Advertising sold by DoubleClick to an Advertiser prior to the date on which AltaVista may commence sales of Advertising to that Advertiser in accordance with Section 3.1(a) above, including Advertising that will be delivered after the date on which AltaVista may commence such sales to the Advertiser):

                   --------------------------------------------------------------------------------------------------
                                                Billing and               Sales Commission to DoubleClick
                                                Collections     -----------------------------------------------------
                   Period During Term           Fee             National Ads       International Ads     Local Ads
                   --------------------------------------------------------------------------------------------------
                   Year 1                          (***)             (***)               (***)             (***)
                   --------------------------------------------------------------------------------------------------
                   Year 2                          (***)             (***)               (***)             (***)
                   --------------------------------------------------------------------------------------------------
                   Year 3                          (***0             (***)               (***)             (***)
                   --------------------------------------------------------------------------------------------------

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

All sales commissions and billing and collections fees based on Net Revenue shall be determined using the above chart and based upon the date upon which the Advertising is sold. If a campaign continues from one calendar year into the next, the rates applicable at the start of the campaign shall apply for the whole campaign. For National Ads sold before any termination by AltaVista of DoubleClick's rights under this Agreement, DoubleClick shall be entitled to receive the sales commission and billing and collections fees for those National Ads over the life of the campaign, even if the campaign continues to run after the effective date of AltaVista's termination of those rights.

             4.4 (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             4.5 (***); Sales Engineer Services. DoubleClick shall provide (***) on the DART Service at DoubleClick's offices in New York City at no charge to AltaVista. All additional (***) and other DoubleClick personnel days shall be charged for at DoubleClick's customary rates.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             4.6 Invoicing. (***), DoubleClick shall remit to AltaVista the Net Payable. The "Net Payable" shall mean the sum of the cash collections for Advertising actually received by DoubleClick during the month, less amounts payable to DoubleClick for services rendered in respect of or based on Advertising delivered and/or sold by DoubleClick on behalf of AltaVista during the month or still owed to DoubleClick in respect of past months: the DART Service fees, sales commissions on amounts received, and billing and collections fees and any other fees payable to DoubleClick pursuant to this Agreement in total. DoubleClick shall use commercially reasonable efforts to deliver to AltaVista within (***). The Net Payable will be remitted to AltaVista (***).

                  The bill accompanying the net payable will set forth the cash collections generated from non-U.S. Advertisers and the costs associated with this revenue, which amount shall be billed to AV Internet Solutions Ltd., and the cash collections from U.S. Advertisers and the costs associated with this revenue, which amount shall be billed to AltaVista Company.

                  On a calendar quarterly basis, AltaVista may charge DoubleClick an amount equal to the applicable ad sales commission multiplied by the amount of Bad Debt charged in the applicable quarter; provided that such amount shall not (***) of Net Revenues recorded in such quarter. AltaVista shall notify DoubleClick of the amount of such charge (***) after the end of calendar quarter and DoubleClick shall pay Company the amount of such charge (***) of DoubleClick's receipt of such notice. Notwithstanding the foregoing, DoubleClick shall be charged the full amount of Bad Debt associated with any Advertising sales made by DoubleClick on AltaVista's behalf in violation of AltaVista's Sales Policies (other than deviations made with AltaVista's prior consent at the time of the sale).

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

             4.7 Opportunity Cost. All Advertising placed by AltaVista and DoubleClick shall normally be subject to pre-existing Advertising sales of the other party. "Pre-existing Advertising" shall be determined based solely on the date the Advertising sale is entered into the System; provided, however, that the parties shall discuss giving alternative priority to Advertising sales where to do so would be in the best interests of both parties. In the unusual event that (i) DoubleClick is required by AltaVista to cancel any Advertising sold by DoubleClick on behalf of AltaVista to avoid a conflict with an advertising agreement entered into by AltaVista and (ii) no alternative Advertising programs acceptable to Advertiser are available through DoubleClick, AltaVista shall (i) remit to DoubleClick the sales commission to which DoubleClick would have been entitled had the campaign run its full course, by the dates such payments would have been due hereunder, assuming the cancelled Advertising had been paid when due, (ii) AltaVista shall be solely responsible for any compensation due to the Advertiser whose Advertising campaign has been cancelled and (iii) AltaVista shall indemnify DoubleClick against any other loss, damages or claims of the Advertiser against DoubleClick that relate solely to such cancellation.

However, the foregoing provision shall not apply to:

                  (i) Advertising that AltaVista, acting in good faith, identified to DoubleClick in advance and in writing as being unavailable, if DoubleClick nonetheless sells such Advertising after its receipt of such notice.

                  (ii) High Value Advertising campaigns for which DoubleClick has not received prior AltaVista approval; it being understood that such approval shall not be unreasonably withheld and that failure by AltaVista to respond within (***) (Monday-Friday) to a request for approval shall be considered approved. "High Value Advertising" shall mean any Advertising campaign that either (i) has a value of (***) and a duration of (***) or (ii) has a value of (***) and a duration of (***). DoubleClick may resubmit proposals for High Value Advertising if the Advertising in question remains unsold five (5) days or more after the date of the original proposal.

         In the instances of (i) and (ii) above, DoubleClick shall be responsible for any compensation due to the Advertiser whose Advertising campaign has been cancelled.

         In addition, during the thirty (30) day period following an Acquisition Notice, the parties agree that in addition to the limitations set forth in (i) and (ii) above, DoubleClick also agrees not to sell any Advertising to the Advertiser that is the subject of the Acquisition Notice at rates that are (***) of standard rate card rates for such Advertising without receiving AltaVista's prior written consent; it being understood that such approval shall not be unreasonably withheld and that failure by AltaVista to respond within three (3) days to a request for approval shall be considered approved.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         4.8 (***)

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         4.9 AltaVista's Costs. AltaVista shall be solely responsible for any costs or expenses it incurs in connection with the Services or performance of its obligations under this Agreement including, without limitation, expenses associated with any HTML programming and linking Pages to the DART Service.

         4.10 DoubleClick's Costs. DoubleClick shall be solely responsible for any costs or expenses it incurs in connection with the provision of the Services or performance of its obligations under this Agreement including, without limitation, expenses associated with any costs of operating and maintaining the DART Service.

         4.11 Taxes. Each party shall be responsible for the payment of taxes imposed on that party and shall withhold taxes which, in its reasonable belief, it is required to withhold from payments to the other party. DoubleClick will be responsible for billing, collecting and remitting, all applicable taxes on similar levies with respect to Advertisements which it places.

                                   ARTICLE V
                               TERM & TERMINATION

         5.1 Term. This Agreement shall be for a period from the Effective Date until December 31, 2000 (the "Term"). Upon expiration of the Term or earlier termination of this Agreement pursuant to Sections 5.3 and 5.4 below, the Existing Agreement shall automatically replace this Agreement.

         5.2 Intentionally left blank.

         5.3 Termination for Breach. In the event of a material breach of a material provision of this Agreement, the non-breaching party may give written notice of such breach to the breaching party and if the breaching party fails to cure such breach within ninety (90) days of receipt of such notice, the non-breaching party may terminate this Agreement once the cure period has expired.

         5.4 Termination by AltaVista for Certain Changes. In addition to its right to terminate specified above, AltaVista shall also have the right to terminate this Agreement if any of the following events occur:

             (a) DoubleClick is found by reputable independent sources on the basis of verifiable data based on an analysis of a period of not less than 180 days, to no longer be one of the top three Centralized Internet Ad Delivery Companies measured on the basis of the aggregate number of Impressions served by each Centralized Internet Ad Delivery Companies in such period (the "Top Three");

             (b) DoubleClick ceases to operate or provide technical support for the DART Service for a period in excess of five (5) business days;

             (c) DoubleClick is adjudged insolvent or bankrupt;

             (d) Institution of any proceeding by DoubleClick seeking relief, reorganization or arrangement under any laws relating to insolvency;

             (e) Institution of any proceeding against DoubleClick seeking relief, reorganization or arrangement under any laws relating to insolvency that is not dismissed within sixty (60) days;

             (f) The making of any assignment for the benefit of creditors;

             (g) Upon the appointment of a receiver, liquidator or trustee of any of DoubleClick's property or assets, or upon liquidation, dissolution or winding up of the DoubleClick's business; or

             (h) In the event that a Person who owns, either directly or indirectly, a Web site that is widely regarded by recognized Internet industry analysts as a direct competitor of the Web Site acquires (i) through a merger or consolidation pursuant to which the stockholders of DoubleClick immediately prior to such merger or consolidation will not own, immediately after such merger or consolidation, (***) of the voting power of the surviving Person's voting securities, whether or not such Person is DoubleClick, (ii) securities representing a majority of DoubleClick's voting securities as a result of a tender or exchange offer, open market purchase, privately negotiated purchases, share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), or (iii) all or substantially all of DoubleClick's assets.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

         5.5 Effect of Termination.

             (a) Notwithstanding anything to the contrary contained herein, in the event this Agreement is terminated and DoubleClick, prior to said termination, has entered into any Advertiser Contracts for the delivery of Advertising to the Pages, the duration of which Advertiser Contracts extend beyond the date on which this Agreement has been terminated, and such Advertising continue to be delivered after the termination of this Agreement, then DoubleClick shall be entitled to receive (i) sales commissions and billing and collections fees for such Advertising calculated on the basis of the applicable sales commission and billing and collections fees that would have been due under Section 4.3 above as of the effective date of the Advertising Contract for the type of Advertising in question and (ii) where the parties mutually agree that DoubleClick should continue to deliver said Advertising on behalf of AltaVista, the applicable DART Service fees specified in Section 4.2.

             (b) The following provisions of this Agreement and any causes of action arising in relation to this Agreement prior to termination, shall survive such termination: Sections 3.3(f), 7.1 through 7.3, 9.1, 9.2, and 10.1 and
Article V.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 AltaVista's Representations and Warranties. AltaVista represents and warrants at all times that AltaVista (i) owns the Web Site, and (ii) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder. AltaVista acknowledges that the System can be used to target, measure and traffic advertisements in many different ways and based on many difference types of data. AltaVista represents and warrants that it will not use the System or the DART Service in a way or for any purpose that infringes or misappropriates any third party's copyrights, U.S. patents issued as of the Effective Date, trademarks or trade secrets.


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


         6.2 DoubleClick's Representations and Warranties. DoubleClick represents and warrants that (i) it owns the DART Service and the System, (ii) it has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder, and (iii) the System was developed by DoubleClick without infringement or misappropriation of any third party's copyrights, U.S. patents issued as of the Effective Date, trademarks or trade secrets.

                                   ARTICLE VII
                                   INDEMNITIES

         7.1 AltaVista's Indemnities. AltaVista agrees to indemnify and hold DoubleClick and its Affiliates, officers, directors, employees and agents (each a "DoubleClick Indemnitee") harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred by a DoubleClick Indemnitee in any action between AltaVista and the DoubleClick Indemnitee, or between the DoubleClick Indemnitee and any third party or otherwise) arising out of or in connection with any breach of any of AltaVista's representations, warranties or obligations set forth in this Agreement. DoubleClick shall promptly notify AltaVista of all claims and proceedings related thereto of which DoubleClick becomes aware.

         7.2 DoubleClick's Indemnities. DoubleClick agrees to indemnify and hold AltaVista and its Affiliates, officers, directors, employees and agents (each a "AltaVista Indemnitee") harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements incurred by a AltaVista Indemnitee in any action between DoubleClick and the AltaVista Indemnitee, or between the AltaVista Indemnitee and any third party or otherwise) arising out of or in connection with any breach of DoubleClick's representations, warranties or obligations set forth in this Agreement. AltaVista shall promptly notify DoubleClick of all claims and proceedings related thereto of which AltaVista becomes aware.

         7.3 Procedure. The Indemnitee ("Indemnitee") that intends to claim indemnification under this Agreement shall promptly notify the other party (the "Indemnitor") of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume sole control of the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the absolute right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. The indemnity obligations under this Agreement shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article
VII. The Indemnitee, its employees, agents, officers, directors and partners shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by an indemnification from the Indemnitor.

                                  ARTICLE VIII
                              ANCILLARY OBLIGATIONS

         8.1 Web Site Co-Marketing. Each party shall have the right to create promotional materials for the Web Site and Advertising on the Web Site, provided that each party's use of the other party's trade name and trademarks is subject to (i) the other party's approval, which shall not be unreasonably withheld or delayed and (ii) compliance with the other party's standards and guidelines as to proper use of such party's trade name and trademarks ("Trademark Use Guidelines"). Each party's Trademark Use Guidelines are attached hereto as Exhibits E-1 and E-2. All use of the other party's trade name and trademarks is by way of license only and only for the limited purposes of creating and distributing the promotional materials during the Term. Each party shall comply with the requests of the other party in relation to correct usage of the other party's trademarks and shall promptly make any changes to the use being made of the other party's trademarks and trade names if such change is requested by other party.

         8.2 Non-Solicitation. During the Term and for a one-year period following expiration or termination of this Agreement:

             (a) AltaVista agrees for itself and for all its controlled subsidiaries not to (i) solicit for employment (whether directly or indirectly) any employee of DoubleClick or (ii) employ any former employee of DoubleClick (***) of such former employee leaving DoubleClick; and

             (b) DoubleClick agrees for itself and for all its controlled subsidiaries not to (i) solicit for employment (whether directly or indirectly) any employee of AltaVista or (ii) employ any former employee of AltaVista
(***) of such former employee leaving the AltaVista.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

For purposes of this Section 8.2, controlled subsidiaries are those subsidiary companies where a party to this Agreement owns, directly or indirectly, 50% or more of that company's stock.

                                   ARTICLE IX
                    DISCLAIMERS AND LIMITATIONS ON LIABILITY

         9.1 WARRANTY DISCLAIMERS.

             (a) DOUBLECLICK DISCLAIMER. EXCEPT AS SET FORTH IN THIS AGREEMENT, DOUBLECLICK MAKES NO WARRANTIES OF ANY KIND TO ANY PERSON WITH RESPECT TO THE SERVICES, THE SYSTEM, ANY ADVERTISING OR ANY DATA SUPPLIED, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

             (b) ALTAVISTA DISCLAIMER. EXCEPT AS SET FORTH IN THIS AGREEMENT, ALTAVISTA MAKES NO WARRANTIES OF ANY KIND TO ANY

PERSON WITH RESPECT TO THE WEB SITE, ANY ADVERTISING OR ANY DATA SUPPLIED, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

         9.2 Limitation and Exclusion of Liability. Neither party shall be liable to the other party, any Advertisers or any other third party for any loss, cost, damage or expense incurred in connection with the unavailability or inoperability of the System, the Services or the Internet, technical malfunction, computer error or loss or corruption of data, or other injury, damage or disruption of any kind related thereto. In no event shall either party be liable for any indirect, incidental, consequential, special or exemplary damages, including, but not limited to, loss of profits, or loss of business opportunity, even if such damages are foreseeable and whether or not the other party has been advised of the possibility thereof. Except in relation to a claim against a party based on its breach of its representations and warranties in this Agreement as to infringement and misappropriation of third party copyrights, patents, trademarks or trade secrets, each party's maximum aggregate liability shall not exceed the total amount paid by AltaVista to DoubleClick under this Agreement or the Existing Agreement during the (***) period prior to the first date the liability arose. In all Advertiser Contracts the parties shall use reasonable efforts to include a provision that will state that the other party is a third party beneficiary of any disclaimers and limitations or exclusions of liability that such party has agreed to with the Advertiser in the Advertiser Contract.

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

                                    ARTICLE X
                                 CONFIDENTIALITY

         10.1 Confidentiality.

             (a) The terms of this Agreement and information and data that either party has received or will receive from the other party about the Services, the System and other matters relating to the respective businesses of the parties is proprietary and confidential information of the disclosing party ("Confidential Information"), including without limitation any information that is marked as "confidential" or should be reasonably understood to be confidential or proprietary to the disclosing party and any reference manuals compiled or provided hereunder. Each party agrees that for the Term and for two
(2) years thereafter, it will not disclose to any third party nor use for any purpose not permitted under this Agreement any Confidential Information disclosed to it by the other party. The nondisclosure obligations set forth in this Section shall not apply to information that the receiving party can document is generally available to the public (other than through breach of this Agreement by the receiving party) or was already lawfully in the receiving party's possession at the time of receipt of the information from the disclosing party.

             (b) Notwithstanding 10.1(a) above, AltaVista may disclose a copy of this Agreement and information contained in this Agreement to (***) for the sole purpose of (***) internal review and obtaining (***) and for no other purposes. (***) may only disclose the Agreement to those of its employees that have a need to know and shall not disclose the Agreement to any third party or use it for any other purpose. AltaVista shall be liable to DoubleClick for any breach of the above confidentiality restrictions by (***).

(***) Denotes language for which the Company has requested confidential treatment pursuant to the rules and regulations of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Independent Contractor Status. Each party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other.

         11.2 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts or choice of law of any jurisdiction.

         11.3 Dispute Resolution. The parties shall attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. In the event that any dispute arises between the parties in connection with any subject matter of this Agreement, the dispute will be referred to a senior-level manager of each party involved in the day-to-day performance of this Agreement, who shall promptly meet and endeavor to resolve the dispute in a timely manner. In the event such individuals are unable to resolve such dispute within ten (10) days from the commencement of the dispute, the matter shall be referred to the Chief Executive Officer ("CEO") of each party, who shall promptly meet and endeavor to resolve the dispute. In the event that the respective CEOs of the parties are unable to resolve such dispute within ten (10) days, the dispute shall be deemed an unresolved dispute and either party may commence litigation in a court having proper jurisdiction to resolve such dispute.

         11.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the minimum extent necessary without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction.

         11.5 Force Majeure. No failure or omission by the parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the parties, including but not limited to the following which, for the purposes of this Agreement, shall be regarded as beyond the control of the party in question: acts of God, acts or omissions of any government or any rules, regulations or orders of any governmental authority or any officer, department, agency or instrument thereof; fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, Internet brown out, insurrection, riot, invasion, strikes, or lockouts.

         11.6 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                  If to DoubleClick prior to December 3, 1999, to:

                  DoubleClick Inc.
                  41 Madison Avenue
                  New York, NY  10010
                  Attention:  Chief Executive Officer
                  Telecopier No.:  (212) 889-0029

                  With a copy to:

                  DoubleClick Inc.
                  41 Madison Avenue
                  New York, NY  10010
                  Attention:  General Counsel
                  Telecopier No.:  (212) 497-4397

                  If to DoubleClick on or after December 3, 1999, to:

                  DoubleClick Inc.
                  450 West 33rd Street, 16th Floor
                  New York, New York 10001
                  Attention: Chief Executive Officer
                  Telecopier No.: (212) 287-7999

                  With a copy to:

                  DoubleClick Inc.
                  450 West 33rd Street, 16th Floor
                  New York, New York 10001
                  Attention: General Counsel
                  Telecopier No.: (212) 287-9704

                  If to AltaVista Company, to:

                  AltaVista Company
                  529 Bryant Street
                  Palo Alto, California 94301
                  Attention: General Manager of AltaVista
                  Telecopier No.:  (650) 617-3526

                  With a copy to:

                  AltaVista Company
                  529 Bryant Street
                  Palo Alto, California 94301
                  Attention: General Counsel
                  Telecopier No.:  (650) 617-3526

                  If to AV Internet Solutions Ltd., to:

                  AV Internet Solutions, Ltd.
                  c/o Arthur Cox
                  Earlsfort Centre, Earlsfort Terrace
                  Dublin 2, Ireland

                  or to such other address or attention of such other Person as such party shall advise the other party in writing.

All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepared, if mailed; and when receipt is mechanically acknowledged, if telecopied.

         11.7 Entire Agreement. This Agreement, together with the schedules, exhibits and addenda hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth herein. This Agreement, together with the schedules, exhibits and addenda hereto, supercedes and terminates all prior agreements and understandings between the parties with respect to such subject matter, including, but not limited to the Existing Agreement.

         11.8 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder are not transferable without the prior written consent of the non-assigning party; provided, however, that DoubleClick may assign this Agreement and its rights and obligations hereunder to (a) a purchaser of substantially all of DoubleClick's stock or business by sale, merger or otherwise and (b) an Affiliate of DoubleClick; and provided, further, however, that AltaVista may assign this Agreement and its rights and obligations hereunder to (a) a Person who acquires the Web Site or the Web Site's assets or business, by sale, merger or otherwise or (b) an Affiliate of AltaVista. AltaVista further covenants that it shall not in any circumstance transfer the Web Site or its business involving the Web Site to any Affiliate or third party, without also assigning to such Affiliate or third party (if approved by DoubleClick) AltaVista's rights and obligations under this Agreement. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No assignment to any permitted assign shall be effective until such permitted assign agrees in writing to be bound by and comply with the terms of this Agreement.

         11.9 Amendment and Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise hereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the parties hereto from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by each of the parties hereto.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         11.11 Publicity. None of the parties hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the terms hereof, without prior approval by the other party hereto (which approval shall not be unreasonably withheld); provided, however, that nothing in this Agreement shall restrict any party from disclosing information
(a) that is already publicly available, except as a result of a breach of this provision by the disclosing party, (b) that is required to be disclosed by law, provided that if such disclosing party is required to file a copy of this Agreement with a governmental authority, such party shall seek confidential treatment to the extent reasonably available and (c) to its attorney's accountant, consultants and other advisers or restrict AltaVista from disclosing this Agreement to CMGI, Inc. in accordance with Section 10.1(b) above. Prior to issuing any press release, public announcement or disclosure, the disclosing party will deliver a draft of such press release, public announcement or disclosure to the other party and shall give such party a reasonable opportunity to comment thereon. Both parties shall each also comply with the following: (i) disclose Confidential Information only to those of its employees, directors and advisors who need to know the information; (ii) use its best efforts to implement compliance procedures within its organization; and (iii) in the event an authorized or unauthorized disclosure is materially inaccurate or misleading in any way, promptly release a retraction and correction that has been approved by the other Party. The foregoing remedies shall be non exclusive and the non-breaching Party may enforce all its other rights and remedies under this Agreement and at law and in equity.

DOUBLECLICK INC.                               ALTAVISTA COMPANY

Signature: /s/ Jeff Epstein                    Signature: /s/ Rod Schrock
          -------------------------                       ----------------------
          Jeff Epstein                                    Rod Schrock
          Executive Vice President                        President and CEO

Dated:  November __, 1999.                     Dated:  November __, 1999.



AV INTERNET SOLUTIONS LTD.

Signature: /s/ Brian Moore
           ------------------------
Printed Name: Brian Moore

Title:            Director

Dated:  November __, 1999


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